Exhibit 23.1
                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement of Nanometrics Incorporated on Form S-8 of our report dated February 13, 2002 appearing in the Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
San Jose, California
November 11, 2002